UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2014

TherapeuticsMD, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-16731	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Broken Sound Parkway NW, Third Floor

Boca Raton, FL 33487

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (561) 961-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On March 26, 2014, BF Investment Enterprises, Ltd. (“BF Investment”) sold 421,268 shares TherapeuticsMD, Inc. (the “Company”) common stock, par value $0.001 (“Common Stock”), in an underwritten secondary public offering (the “Offering”), pursuant to an Underwriting Agreement, between the Company, Jefferies LLC and Stifel, Nicolaus & Company, as representatives of the underwriters named therein, and the selling stockholders named therein (“Selling Stockholders”). In connection with the Offering, the Company, the Selling Stockholders, and officers and directors of the Company entered into lock-up agreements that restrict certain transactions in Company’s securities for a 90-day period. This sale triggered an obligation by Brian Bernick, M.D., a director and officer of the Company, and a controlling holder of BF Investment, to file a Form 4 with the Securities and Exchange Commission (the “SEC”) to report the sale.

In an unrelated transaction, during an open trading period in March 2014, Dr. Bernick engaged in a series of estate planning transactions pertaining to the securities of the Company held by him, together with his wife as tenants by the entirety, indirectly through BF Investment. On March 6, 2014, Dr. Bernick and his wife, as tenants by the entirety, (i) sold a non-controlling portion of their membership interest in BF Management, LLC, a general partner of BF Investment (the “General Partner”), to a trust created for the benefit of their children, and (ii) assigned a 13% of limited partner interest in BF Investment to each of Dr. Bernick and his wife, in their individual capacities. On March 7, 2014, both Dr. Bernick and his wife, in their individual capacities, sold a portion of certain of their respective limited partner interests in BF Investment to trusts established for the benefit of their children. The percentage of interests thus transferred was estimated for purposes of satisfying Dr. Bernick’s obligation to report these transactions on a Form 4, filed with the SEC on March 10, 2014 (the “Original Form 4”). As a result of the subsequent valuation of BF Investment and discovery of certain prior calculation errors, Dr. Bernick was required to file an amendment to the Original Form 4 to correctly account for the interests previously reported on the Original Form 4. The transactions reported on the Original Form 4 were undertaken solely for estate planning purposes. Dr. Bernick, as the Manager of the General Partner, maintains sole voting and dispositive power over all of the securities held by BF Investment, but disclaims beneficial ownership of those securities except to the extent of his pecuniary interest therein.

On March 27, 2014, Dr. Bernick caused to be filed a Form 4/A to report the adjustments to interests transferred for estate planning purposes as set forth above and a Form 4 to report the sale pursuant to an underwritten secondary public offering.

The information in this Current Report on Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2014	THERAPEUTICSMD, INC.

	By:	/s/ Daniel A. Cartwright
	Name:	Daniel A. Cartwright
	Title:	Chief Financial Officer